UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2012 (May 9, 2012)

MEDICAL MAKEOVER CORPORATION OF AMERICA

(Exact name of registrant as specified in its charter)

Delaware	000-11596	20-0799349
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Vista Pkwy., Ste. 292, West Palm Beach, FL  33411

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 228-6148

N/A

(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written  communications  pursuant to Rule 425 under the  Securities Act (17 CFR 230.425)

☐  Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the Exchange Act (17 CFR 240.13e-4(C))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b.) On May 11, 2012, Jason Smart resigned his positions as Chief Executive Officer, and Director of Medical Makeover Corporation of America (the “Company”).  At the time of the resignation, there were no disagreements between Mr. Smart and the Company and the resignation was solely for personal reasons.

 (d.) On May 9, 2012 one (1) new director was added pending the next annual meeting for the election of directors.  Our sole existing director at that time, Jason Smart, nominated and appointed Ramon Pagan to serve as a Director until the next shareholder election of directors.  Following acceptance of the directorship, Mr. Pagan was appointed Chief Financial Officer, President, and Chairman of the Board of Directors.  Following this action, on May 11, 2012 Mr. Smart resigned as a Director as outlined in (a.) and (b.) above, effective immediately.

Mr. Pagan, age 35, has educational and practical experience in bookkeeping and accounting related matters.  He has studied accounting at Florida Atlantic University and is pursuing becoming a Certified Public Accountant (CPA).  Prior to accepting this position, he served as a Principal and Sole Officer and Director of National Business Investors, Inc., a lender to the Company.  He has held other positions for various periods of time in the private sector doing internal auditing and related activities.  In February 2009 he became the Sole Principal of Ponce De Leon Consulting Group, Inc. and continued his accounting related work on behalf of that entity.

SIGNATURES

Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

MEDICAL MAKEOVER CORPORATION OF AMERICA

May 14, 2012	By:	/s/ Ramon Pagan
Name: Ramon Pagan
Title: President